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                                                                    EXHIBIT 99.1

                             CONEXANT SYSTEMS, INC.

                        2001 EMPLOYEE STOCK PURCHASE PLAN
                       (EFFECTIVE AS OF SEPTEMBER 4, 2001)


        The Conexant Systems, Inc. 2001 Employee Stock Purchase Plan has been established and operated in accordance with the following provisions.

        1. PURPOSE. The purpose of this Plan is to maintain a competitive equity compensation program to attract, motivate, retain, and compensate present and future employees of the Company and its Participating Subsidiaries; and to provide incentive for such employees to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock, and therefore more closely align the interests of the employees and shareowners of the Company. It is the present intention of the Company that this Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. If the stockholders of the Company do not approve this Plan within twelve
(12) months of the adoption of the Plan, then the Plan shall nevertheless continue as an Employee Stock Purchase Plan not qualified under Section 423 of the Code. Regardless of whether the Plan qualifies as an Employee Stock Purchase Plan under Section 423 of the Code, the provisions of this Plan will be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code.

        2. DEFINITIONS. Capitalized terms not otherwise defined in this Plan have the following meanings:

        "AGENT" means Mellon Investor Services LLC or such successor agent as the Company may employ.

        "BOARD" means the Board of Directors of the Company.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "COMMON STOCK" means the Common Stock, par value $1.00 per share, of the Company.

        "COMPANY" means Conexant Systems, Inc., a Delaware corporation, and any successor by merger, consolidation or otherwise.

        "COMPENSATION" means all compensation paid to an Employee by the Company or a Participating Subsidiary, including all salary, wages (including amounts elected to be deferred by the Employee, but would otherwise have been paid, under any cash or deferred arrangement established by the Company or a Participating Subsidiary), overtime pay, commissions, bonuses, and other remuneration paid directly to the Employee; but excluding the cost of employee benefits paid by the Company or a Participating Subsidiary, education or tuition reimbursements, imputed income arising under any Company or Participating Subsidiary group insurance or benefit program, travel expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or any Participating Subsidiary under any employee benefit plan, and similar items of compensation.



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        "CONTINUOUS STATUS AS AN EMPLOYEE" means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee will not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

        "CONTRIBUTIONS" means all amounts credited to the account of a Participant pursuant to this Plan.

        "EMPLOYEE" means any person, including an Officer, who is customarily employed by the Company or any Participating Subsidiary for at least twenty (20) hours per week and for more than five (5) months in any calendar year.

        "ELIGIBLE EMPLOYEE" means an Employee who is eligible to participate in this Plan, in accordance with the provisions of Section 3.

        "ENROLLMENT DATE" means the first day of each Enrollment Period of this Plan.

        "ENROLLMENT PERIODS" means the periods during which an Eligible Employee may elect to become a Participant in this Plan for the immediately following Offering Period as follows:

                (a) For Offering Periods beginning on or after September 4, 2001 and before August 1, 2002, the periods commencing on the February 1 or August 1 immediately preceding such Offering Period and terminating on the fifth (5th) Trading Day prior to such Offering Period; and

                (b) For Offering Periods beginning on or after August 1, 2002, the periods commencing on the January 1 or July 1 immediately preceding such Offering Period and terminating on the fifth (5th) Trading Day prior to such Offering Period.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "EXERCISE DATE" means:

                (a) For Offering Periods commencing on or after September 4, 2001, February 28, 2002, July 31, 2002, January 31, 2003, and July 31, 2003;
provided, however, that there shall be a "Purchase Date" on the seventh (7th) Trading Day prior to the Distribution Record Date; and

                (b) For Offering Periods commencing on or after March 1, 2002, the last Trading Days in January and July occurring during such Offering Period; provided, however, notwithstanding the foregoing, there shall be a "Purchase Date" on the seventh (7th) Trading Day prior to the Distribution Record Date.

        "FAIR MARKET VALUE" means the fair market value of a share of Common Stock, as determined in accordance with Section 7(b).

        "GRANT DATE" means the first Trading Day of an Offering Period.



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        "IVR SYSTEM" means the integrated voice response system maintained for this Plan and provided by the Agent, through which Participants may elect to participate, amend their participation, or withdraw from participation in this Plan, pursuant to the terms and conditions of this Plan.

        "NEW EXERCISE DATE" has the meaning set forth in Section 18(b).

        "OFFERING PERIOD" means one of the following periods during which an option granted pursuant to this Plan may be exercised:

                (c) The first Offering Period will be the period of approximately twenty-three (23) months commencing on September 4, 2001 and terminating on July 31, 2003.

                (d) The second Offering Period will be a period of twenty-three
(23) months commencing on March 1, 2002 and terminating on January 31, 2004.

                (e) Subsequent Offering Periods commencing after March 1, 2002 will be the following periods:

                        (i) The period commencing on any February 1 (or first Trading Day thereafter) and terminating on the last Trading Day in January next preceding the second annual anniversary of the commencement of such period.

                        (ii) The period commencing on any August 1 (or the first Trading Day thereafter) and terminating on the last Trading Day in July next preceding the second annual anniversary of the commencement of such period.

        Notwithstanding the foregoing, each Offering Period shall terminate on the seventh (7th) Trading Day prior to the Distribution Record Date, and a new Offering Period shall begin on the seventh (7th) Trading Day after the Distribution Date and shall end on either the January 31 or July 31 that falls at least eighteen months but less than twenty-four months after the Grant Date for such new Offering Period. For this purpose, the "Distribution Record Date" shall mean the record date for the distribution of shares of common stock, par value $1.00 per share, of New Conexant, Inc. to the stockholders of the Company and the "Distribution Date" shall mean the date of the distribution of such shares of common stock to the stockholders of the Company.

        "OFFICER" means a person who is an officer of the Company, within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, on the relevant date, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "PARTICIPANT" means an Eligible Employee who has elected to participate in the Plan, in accordance with the provisions of Section 5.

        "PARTICIPATING SUBSIDIARY" means any domestic Subsidiary of the Company.



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        "PLAN" means this Conexant Systems, Inc. 2001 Employee Stock Purchase
Plan.

        "RESERVES" has the meaning set forth in Section 18(a).

        "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, on the relevant date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "TRADING DAY" means a day on which the National Stock Exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

        "WEB" means Mellon Employee Service Direct System that is used to facilitate Plan transactions and is accessible through Conexant NextWeb.

        3. ELIGIBILITY.

                (a) Any Employee who has been continuously employed by the Company or a Participating Subsidiary who is employed by the Company or a Participating Subsidiary as of the Enrollment Date of an Enrollment Period will be eligible to participate in this Plan during such Offering Period, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

                (b) Any provisions of this Plan to the contrary notwithstanding, and regardless of whether the Plan qualifies as an Employee Stock Purchase Plan under Section 423 of the Code; no Employee will be granted an option under this Plan if (i) immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary or any Parent; or
(ii) as determined under Section 423(b)(8) of the Code, such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries and Parents to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        4. IMPLEMENTATION. This Plan will be implemented by a series of Offering Periods, as specified under Section 2. The Board will have the power to change the duration and/or the frequency of Offering Periods and Exercise Dates with respect to future offerings without shareowner approval.



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        5. PARTICIPATION.

                (a) An Eligible Employee may become a Participant in this Plan by enrolling through an IVR System, the Web or other electronic form of subscription agreement during any Enrollment Period of any Offering Period. Each election to enroll in this Plan (whether through the IVR System, the Web or by manual or electronic form of subscription agreement) will identify the percentage of the Participant's Compensation to be paid as Contributions pursuant to this Plan (as provided in Section 6), and will continue in effect until the Participant makes a new enrollment election through the IVR System or the Web (or other electronic form of enrollment provided by the Company) pursuant to the provisions of this Section 5, or amends or terminates his or her participation in this Plan pursuant to the provisions of Sections 6 and 10.

                (b) If the Fair Market Value of a share of Common Stock on the Grant Date of an Offering Period (the "Reset Offering Period") is less than or equal to the Fair Market Value of a share of Common Stock on the Grant Date of any prior Offering Period, such prior Offering Period shall terminate immediately following the Exercise Date of the prior Offering Period next preceding the Grant Date of the Reset Offering Period. All Participants participating in such prior Offering Period shall terminate participation in such prior Offering Period, and all options with respect to such prior Offering Period shall terminate, effective immediately following the purchases of shares of Common Stock by such Participants on such Exercise Date. Each such Participant shall be automatically enrolled in the Reset Offering Period and shall be granted an option for such Reset Offering Period and shall be treated as electing to make Contributions in the amount of the percentage of such Participant's Compensation elected with respect to the prior Offering Period and in effect on such Exercise Date. Any Contributions credited to such Participant's account after such Participant's purchase of shares of Common Stock will be paid to him or her promptly after such termination of participation.

        6. METHOD OF PAYMENT OF CONTRIBUTIONS.

                (a) A Participant will elect to deduct automatically on each payday during an Offering Period not less than one percent (1%) nor more than ten percent (10%) (in whole percentages only) of his or her Compensation, to be paid as Contributions pursuant to this Plan. Such deductions shall be determined based on the Participant's election in effect on the payday on which such Compensation is paid. Payroll deductions will commence on the first payday following the Grant Date and shall end on the last payday during the Offering Period, unless (i) the Participant's participation in such Offering Period terminates pursuant to Section 5(c) or (ii) the Participant amends or terminates his or her participation in this Plan pursuant to the provisions of Sections 6 and 10 of the Plan. All payroll deductions made by a Participant will be credited to his or her account under this Plan. A Participant may not make any additional payments into such account.

                (b) A Participant may discontinue his or her participation in this Plan as provided in Section 10 or, at any time during each Offering Period, may increase or decrease the rate of his or her Contributions by payroll deductions to any whole percentage of not less than one percent (1%) and not more than ten percent (10%), or may suspend Contributions by payroll deductions, by making a Contribution increase, decrease or suspension request through the IVR System or the Web (or by submitting a new written or electronic subscription agreement if the



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IVR System or the Web is not available). A Participant's election to suspend
Contributions during an Offering Period shall not limit such Participant's right to resume payroll deductions at a later date during the Offering Period by electing an increase in Contributions to any whole percentage of not less than one percent (1%) and not more than ten percent (10%). The increase, decrease or suspension in Contributions will be effective as soon as administratively practicable following the date of the Contribution increase, decrease or suspension request.

                (c) Notwithstanding the foregoing, and regardless of whether the Plan qualifies as an Employee Stock Purchase Plan under Section 423 of the Code, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), the Company may reduce a Participant's Contributions to zero at such time during any Offering Period that is scheduled to end during the current calendar year that the aggregate of all Contributions accumulated with respect to such Offering Period and any other Offering Period would exceed the limitations imposed by such Sections. Payroll deductions will re-commence at the rate provided by the Participant in his or her IVR System or Web enrollment (or subscription agreement, if applicable) to the extent such additional Contributions may be applied to purchase shares of Common Stock in accordance with Code Section 423(b)(8) and Section 3(b) and the Plan, unless terminated by the Participant as provided in Section 10.

        7. OPTION GRANTS.

                (a) On the Grant Date of each Offering Period, each Participant in such Offering Period will be granted an option to purchase, on each Exercise Date of such Offering Period, a number of shares of Common Stock determined by dividing such Participant's Contributions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Grant Date, or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date; provided, however, that such Participant may not purchase more than 20,000 shares of Common Stock under such option; subject to adjustment upon changes in capitalization of the Company, as provided in Section 18, and, provided, further, that, such Participant may not purchase more than 5,000 shares of Common Stock under such option on any Exercise Date; subject to adjustment upon changes in capitalization of the Company, as provided in Section 18, and, provided, further, that such purchases will be subject to the limitations set forth in
Section 3(b) and Section 12.

                (b) The option price per share of the shares offered in a given Offering Period will be the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Grant Date; or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date. The Fair Market Value of a share of Common Stock on a given date will be determined by the Board in its discretion, based on the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding Trading Day), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value per share will be the closing price on such exchange on such date (or, in the event that the



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Common Stock is not traded on such date, on the immediately preceding Trading
Day), as reported in The Wall Street Journal.

        8. EXERCISE OF OPTION.

                (a) Unless a Participant withdraws from this Plan as provided in
Section 10, his or her option to purchase shares of Common Stock will be exercised automatically on each Exercise Date of an Offering Period, and the maximum number of full shares subject to the option will be purchased at the applicable option price with the accumulated Contributions in his or her account. If the stockholders of the Company do not approve this Plan within twelve (12) months of the adoption of this Plan by the Company's Board, then the Company shall satisfy any federal, state, or local tax withholding obligations relating to a Participant's purchase of Common Stock by withholding the entire minimum required withholding amount from such Participant's paycheck(s) as soon as administratively practicable following such purchase until paid in full. The shares purchased upon exercise of an option hereunder will be deemed to be transferred to the Participant on the Exercise Date. During his or her lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

                (b) Following the purchase of shares of Common Stock by a Participant on an Exercise Date in accordance with subsection (a) above, any Contributions remaining in such Participant's account immediately following the purchase of shares on such Exercise Date shall be returned to the Participant as promptly as administratively practicable and in no event shall such remaining Contributions be applied towards the purchase of shares of Common Stock by such Participant on any subsequent Exercise Date.

        9. DEPOSIT OF SHARES. As promptly as practicable after each Exercise Date, the Company will arrange for the deposit, into each Participant's account with the Agent designated by the Company to administer this Plan, of the number of shares purchased upon exercise of his or her option.

        10. VOLUNTARY WITHDRAWAL; TERMINATION OF EMPLOYMENT.

                (a) A Participant may withdraw all, but not less than all, of the Contributions credited to his or her account under this Plan at any time before the tenth (10th) calendar day prior to an Exercise Date, by notifying the Company through the IVR System or the Web (or in writing, if the IVR System or the Web is not available). All of the Participant's Contributions credited to his or her account will be paid to him or her as soon as administratively practicable after receipt of his or her notice of withdrawal; the Participant's option for the current Offering Period will be automatically terminated; and no further Contributions for the purchase of shares will be made during the Offering Period.

                (b) Upon termination of a Participant's Continuous Status as an Employee prior to an Exercise Date for any reason, including retirement or death, the Contributions credited to his or her account will be returned to the Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and the Participant's option will be automatically terminated.



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                (c) A Participant's withdrawal from this Plan during an Offering
Period will not have any effect upon his or her eligibility to participate in this Plan during any succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company.

        11. INTEREST. No interest will accrue on the Contributions of a Participant in this Plan.

        12. COMMON STOCK.

                (a) The maximum number of shares of the Company's Common Stock that will be made available for sale under this Plan will be five million (5,000,000) shares, subject to adjustment upon changes in capitalization of the Company, as provided in Section 18. Such shares may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason, or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of this Plan, unless this Plan shall have been terminated, but all shares sold under this Plan, regardless of source, shall be counted against the limitation set forth above. If the total number of shares that would otherwise be subject to options granted pursuant to Section 7(a) on the Grant Date of an Offering Period exceeds the number of shares then available under this Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company will make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as will be practicable and as it will determine to be equitable. In such event, the Company will give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby and will similarly reduce the rate of Contributions, if necessary.

                (b) Participants will have no interests or voting rights in Common Stock covered by their options until such options have been exercised.

                (c) Shares to be delivered to a Participant under this Plan will be registered in the name of the Participant.

        13. ADMINISTRATION. The Board, or a committee appointed by the Board, will supervise and administer this Plan and will have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of this Plan and not inconsistent with this Plan, to construe and interpret this Plan, and to make all other determinations necessary or advisable for the administration of this Plan. The composition of the committee will be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 promulgated thereunder.

        14. DESIGNATION OF BENEFICIARY.

                (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under this Plan in the event of such Participant's death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.



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                (b) Such designation of beneficiary may be changed by the
Participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant's death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        15. TRANSFERABILITY. Neither Contributions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

        16. USE OF FUNDS. All Contributions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such Contributions. No interest will accrue or be credited with respect to such Contributions.

        17. REPORTS. Individual accounts will be maintained for each Participant in this Plan. Statements of account will be given to Participants promptly following each Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

        18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS.

                (a) Adjustment. Subject to any required action by the shareowners of the Company, the number of shares of Common Stock covered by each option under this Plan that has not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under this Plan that has not yet been exercised, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected, without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been "effected without receipt of consideration." Such adjustment will be made by the Board, whose determination in that respect will be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock subject to an option.



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                (b) Corporate Transactions. In the event of the proposed
dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under this Plan will be assumed or an equivalent option will be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board will notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section, an option granted under this Plan will be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and, if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

        The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

        19. AMENDMENT OR TERMINATION.

                (a) The Board may at any time terminate or amend this Plan; provided, however, that (i) if the stockholders of the Company approve this Plan within twelve (12) months of the adoption of this Plan, then to the extent that the Company desires that the Plan be qualified under Section 423 of the Code, the Company will obtain shareowner approval of any amendment that would increase the number of shares of Common Stock that may be issued under the Plan or would make a change in the designation of corporations whose employees may be offered options under this Plan; (ii) except as provided in Section 18, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted that adversely affects the rights of any Participant; and (iii) to the extent necessary to comply with Rule 16b-3 under the Exchange Act, and if the stockholders of the Company



                                      10.
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approve this Plan within twelve (12) months of the adoption of this Plan, then to the extent the Company desires that the Plan be qualified under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company will obtain shareowner approval in such a manner and to such a degree as so desired.

                (b) Without shareowner consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board (or its committee) will be entitled to change the Offering Periods and Exercise Dates, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with this Plan.

        20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with this Plan will be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        21. CONDITIONS UPON ISSUANCE OF SHARES. Shares will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        22. TERM OF PLAN; EFFECTIVE DATE. This Plan will become effective upon its approval by the shareowners of the Company. It will continue in effect for a term of twenty (20) years unless sooner terminated under Section 19.

        23. ADDITIONAL RESTRICTIONS OF RULE 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act will comply with the applicable provisions of Rule 16b-3. This Plan will be deemed to contain, and such options will contain, and the shares issued upon exercise thereof will be subject to, such additional conditions and restrictions as may be required by Rule 16b-3



                                      11.

to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

        24. EQUAL RIGHTS AND PRIVILEGES. All Eligible Employees of the Company (or of any Participating Subsidiary) will have equal rights and privileges under this Plan so that this Plan may qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 or applicable Treasury regulations will, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations.

                                   - - - - - -


I hereby certify that the Conexant Systems, Inc. 2001 Employee Stock Purchase Plan, effective as of September 4, 2001 was adopted by the Board of Directors of Conexant Systems, Inc. on _______________, 2001.

        Executed at ____________, ___________ on this ___th day of August, 2001.


                                             __________________________________
                                                        Secretary



                                      12.